BHR INSTITUTIONAL FUNDS

Consent of Sole Shareholder

Ark Concentrated Growth Fund

	The undersigned, being the sole shareholder of the Ark Concentrated Growth Fund (the "Fund"), a series of BHR Institutional Funds, a Delaware statutory trust (the "Trust"), upon due consideration, hereby approves, adopted and consents to the following resolutions, which for all purposes shall be treated as actions taken pursuant to a vote at a shareholder meeting:

Approval of Investment Management Agreement

RESOLVED, that the Investment Management Agreement between the Trust and BHR Fund Advisors, L.P., on behalf of the Fund, be, and hereby is, approved with respect to the Fund.

Approval of Subadvisory Agreement

RESOLVED, that the Subadvisory Agreement between the BHR Fund
Advisors, L.P. and Ark Asset Management Co., Inc., on behalf of the Fund, be, and hereby is, approved with respect to the Fund.

Approval of the Selection of Briggs Bunting & Dougherty, LLP as the Independent Public Accountants

RESOLVED, that the firm of Briggs Bunting & Dougherty, LLP, independent public accountants, be, and hereby is, selected as the auditor of the Fund for its initial fiscal year following the commencement of its public offering, subject to termination as provided in the Investment Company Act of 1940, as amended.

Election of Board of Trustees of the Trust

RESOLVED, that Amy Duling, James Patton and Gary Shugrue be, and hereby are, elected to serve as Trustees of the Trust in accordance with the Trust's Agreement and Declaration of Trust.

By:/s/ Peter Moran
      Peter Moran


[PAGE BREAK]


BHR INSTITUTIONAL FUNDS

Consent of Sole Shareholder

Ark Midcap Value Fund

	The undersigned, being the sole shareholder of the Ark Midcap Value Fund (the "Fund"), a series of BHR Institutional Funds, a Delaware statutory trust (the "Trust"), upon due consideration, hereby approves, adopted and consents to the following resolutions, which for all purposes shall be treated as actions taken pursuant to a vote at a shareholder meeting:

Approval of Investment Management Agreement

RESOLVED, that the Investment Management Agreement between the Trust and BHR Fund Advisors, L.P., on behalf of the Fund, be, and hereby is, approved with respect to the Fund.

Approval of Subadvisory Agreement

RESOLVED, that the Subadvisory Agreement between the BHR Fund
Advisors, L.P. and Ark Asset Management Co., Inc., on behalf of the Fund, be, and hereby is, approved with respect to the Fund.

Approval of the Selection of Briggs Bunting & Dougherty, LLP as the Independent Public Accountants

RESOLVED, that the firm of Briggs Bunting & Dougherty, LLP, independent public accountants, be, and hereby is, selected as the auditor of the Fund for its initial fiscal year following the commencement of its public offering, subject to termination as provided in the Investment Company Act of 1940, as amended.

Election of Board of Trustees of the Trust

RESOLVED, that Amy Duling, James Patton and Gary Shugrue be, and hereby are, elected to serve as Trustees of the Trust in accordance with the Trust's Agreement and Declaration of Trust.

By:/s/ Peter Moran
      Peter Moran